Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated March 20, 2025, which includes an explanatory paragraph as to Titan Pharmaceuticals, Inc.’s ability to continue as a going concern, relating to the financial statements of Titan Pharmaceuticals, Inc. as of December 31, 2024 and for year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

Singapore

December 15, 2025

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